Exhibit 21


List of Subsidiaries

Corporation                           Jurisdiction


Inso Chicago Corporation              Illinois, USA

Inso Corporation, Ltd.                England

Inso Dallas Corporation               Delaware, USA

Inso Foreign Sales Corporation        Barbados, USA

Inso Kansas City Corporation          Missouri, USA

Inso (Overseas) Corporation           Delaware, USA

Inso Providence Corporation           Delaware, USA

Inso Technology Corporation           Illinois, USA

Inso Securities Corporation           Massachusetts, USA

Electronic Book
  Technologies Massachusetts, Inc.    Massachusetts, USA

Electronic Book Technologies
  International, Inc.                 Delaware, USA

Electronic Book Technologies, S.A.    Switzerland

Electronic Book Technologies, SARL    France

Electronic Book Technologies
  Australia Pty, Ltd.                 New South Wales, Australia

Electronic Book Technologies KK       Tokyo, Japan

Electronic Book Technologies
  Canada, Ltd.                        Ontario, Canada

Electronic Book Technologies
  FSC, Inc.                           Barbados, USA